Exhibit 10.4

Contract for the Public Tender Procurement Project for the Information Platform of Comprehensive Bonded Logistics Industry Construction Management Office of Wuhan Airport Economic Development Zone

Project Name: Public Tender Procurement Project for the Information Platform of Comprehensive Bonded Logistics Industry Construction Management Office of Wuhan Airport Economic Development Zone

Contract No.: __________________

Project No.: DXHZC-2016-150A (1236)

Purchaser (Party A): Comprehensive Bonded Logistics Industry Construction Management Office of Wuhan Airport Economic Development Zone

Winning Supplier (Party B): Zhuhai PowerBridge Technology Co., Ltd

Signature Date: December, 2016

Signature Address:   Wuhan

Commissioning Party (Party A): Comprehensive Bonded Logistics Industry Construction Management Office of Wuhan Airport Economic Development Zone

Address: Bonded Logistics Center, Gexin Street, Gaoqiao Second Road, Dongxihu District, Wuhan

Legal Representative:              Zhai Yufeng

Project Contact Person:            Hu Wenbin

Contact information:               027- 83264011

E-mail:

Correspondence Address: Bonded Logistics Center, Gexin Street, Gaoqiao Second Road, Dongxihu District, Wuhan

Telephone: 027-83264011 Fax: 027-83264099

Commissioned Party (Party B): Zhuhai PowerBridge Technology Co., Ltd

Address: Floor D-1, Southern Software Park, No. 1, Software Park Road, Tangjiawan, Zhuhai

Legal Representative: BAN LOR

Project Contact Person: Xu Xiangman

Contact information: 18672194788

E-mail: Luckyxu@powerbridge.com

Correspondence Address: Floor D-1, Southern Software Park, No. 1, Software Park Road, Tangjiawan, Zhuhai

Phone: 0756-3395666 Fax: 0756-3395667

Service Hotline: 400-885-4114

Bank Name: Bank of Communications Zhuhai Branch Xiangzhou Sub-branch

Account Name: Zhuhai PowerBridge Technology Co., Ltd

Account No.: 444000091018000745538

In accordance with the procurement result of the Public Tender Procurement Project for the Information Platform of Comprehensive Bonded Logistics Industry Construction Management Office of Wuhan Airport Economic Development Zone on November 17, 2016, Party A accepts the bid of Party B for the Project and both parties agree to enter into the Contract with below terms and conditions (hereinafter short for “the Contract”).

1. Content of the Bid Awarded

1.1 Name of Goods: (refer to the tender document, drawings, bid document and schedule for detailed information)

1.2 Quantity: (refer to the tender document, drawings, bid document and schedule for detailed information)

1.3 Technical parameters: (refer to the tender document, drawings, bid document and schedule for detailed information)

2. Contract Amount

No.	Item Contents	Price (Yuan)
1	Equipment procurement	15,787,600
	Software development and technical service fee	7,900,000
	Total Contract Amount: RMB Twenty-three Million Six Hundred and Eighty-seven Thousand Six Hundred Yuan in Total	23,687,600

3. Payment Terms

3.1 Party A shall pay 20% of the total contract amount (¥4,737,520) within 10 working days upon the signature of the Contract; pay 30% of the total contract amount (¥7,106,280) within 10 working days after the delivery of hardware equipment; pay 30% of the total contract amount (¥7,106,280) within 10 working days after the completion of the installation and commissioning of equipment and software; pay the amount to reach 95% of the audited amount after the Project has passed the national acceptance and settlement audit; The left 5% of the total contract amount will be used as quality guarantee deposit for the project. In the absence of any quality issues, Party A shall refund the quality guarantee deposit (without interest) to Party B within 10 working days upon the maturity of the warranty period.

3.2 Party A shall refund the performance bond with the amount of 500,000 Yuan (without interest) to Party B within 10 working days after the acceptance of the Project.

3.3 In making any payment for the Contract, Party A shall submit complete and qualified payment application materials to the Finance Bureau of Dongxihu District of Wuhan according to provisions of the Contract. The Finance Bureau of Dongxihu District of Wuhan would directly transfer the corresponding amount from the fiscal treasury to the account of Party B according to the payment procedure.

3.4 In the event that the purchased quantity is not in consistent with the actual quantity used, Party A could, upon the examination and approval of the Finance Bureau of Dongxihu District of Wuhan, negotiate with Party B to sign a supplementary contract to pay relevant amount to Party B without changing the terms and conditions of this contract. However, the purchasing amount in all supplementary contract should be no more than 10% of the original contract amount. Party B shall supply goods according to the actual use quantity. Both parties shall calculate the final settlement amount according to the actual use quantity multiplied by the transaction unit price.

4. Performance Requirements

4.1 Project Completion Time: Within 30 calendar days upon the signature of the Contract.

4.2 Place of Delivery: A place designated by Dongxihu Bonded Logistics Center Park

4.3 Delivery Method: Party A would only provide storage place for goods and would not assume any management and protection obligation for the goods. Party B shall take charge of the safety and protection of goods and construction.

4.4 Party B shall provide brand new, complete and unused goods to Party A according to the technical parameters, performance requirements, quality standard and so forth promised in the tender and bid documents.

4.5 Party B shall pay performance bond with the amount of RMB 500,000 Yuan within 5 working days upon the signature of the Contract. In case of failure in paying the performance bond within the specified time, Party A has the right to terminate the Contract.

5. Quality Assurance and After-sales Services

5.1 The warranty period is 1 year (commencing from the date of successful acceptance of the delivery).

5.2 In the event that any goods supplied by Party B has any quality problems in the using process, Party B shall arrive at the site within 1 hour to take care of the fault in time according to national standard and industry standard.

5.3 If goods supplied by Party B have any fault due to quality defect in the warranty period, Party B shall replace them free of charge.

5.4 In the warranty period, if maintenance and other products provided by Party B fail to reach the original designed technical requirements, Party B shall take charge of the replacement.

5.5 Any changes in equipment caused by any new technical requirements proposed by Customs, State Administration for Entry-Exit Inspection and other relevant authorities in the warranty should be settled by both parties through negotiation.

5.6 In the warranty period, Party B shall resolve all quality and safety problems of the goods and undertake all relevant expenses. Party B shall provide free repair services for all damages incurred within the normal using scope caused by reasons other than malicious damages. Faults incurred due to human factors are not within the scope of free warranty services. However, Party B shall also actively help Party A to repair such fault and provide spare parts and services at favorable price.

5.7 For goods exceeding the warranty period, Party B shall provide lifetime maintenance and repair services at cost.

5.8 Party B shall provide spare parts from time to time at favorable price, and offer update and renovation services for the products at preferential prices.

6. Property Rights

Party B guarantees that the goods and any part thereof provided will not infringe the patent, trademark or copyright of any third party.

6.2 Party B guarantees that the ownership of the goods delivered is completely owned by Party B, which does not have any defects in property rights like mortgage, guarantee or seizure. Any property right defects in the goods delivered by Party B would be deemed as breach of contract of Party B. Such breaching behavior would be treatment according to provisions in Article 10.4 of the Contract. If the defect in property rights is discovered after the total contract amount has been paid off, however, Party B shall be liable for all losses of Party A arising from such defect (including but not limited to attorney fee, litigation fee, appraisal expense, travel expenses and so forth), as well as the payment of the liquidated damage.

6.3 The intellectual property rights in the final result of the customized software commissioned by Party A to Party B in this contract shall be jointly owned by Party A and Party B. Technical achievements and intellectual property rights already owned by Party B before undertaking the Project are exceptional to the above provisions. Party A shall have the permanent use right of the Project.

7. Technical Materials

7.1 Party A will provide Party B with the relevant technical requirements about the goods to be purchased.

7.2 Party B shall provide Party A with relevant technical materials for the use of the goods within the time specified in the procurement documents.

7.3 Without the prior written consent of Party A, Party B shall not provide clauses, specification, plan, drawings, samples or materials of the Contract or in connection with the Contract provided by Party A to any person irrelevant with the performance of the Contract. In the event of disclosure made to personnel in connection the performance of the Contract, Party B shall still fulfill the confidentiality obligation and limit such disclosure within the necessity for the performance of the Contract.

8. Packaging, Dispatching and Transportation

8.1 Party B shall, before shipment of the goods, pack the software with the package that could meet requirements about the transportation, moisture resistance, shock resistance, rust prevention and damage prevention in loading and unloading and so forth to ensure the software could be delivered to the construction site of the Project in an intact and safe manner.

8.2. Party B shall deliver the user manual, quality certificate, warranty card, accompanied parts and tools and list together with the goods.

8.3. Delivery of the goods to the designated place of Party A within the specified time would be deemed as the completion of the delivery of the goods.

8.4 During the construction period, Party A is responsible for coordinating the storage place of the goods, and Party B is responsible for the preservation and safety of the goods.

8.5 Before the overall acceptance of the Project, Party B shall be liable for risks of the goods.

9. Commissioning and Acceptance Check

9.1 After the goods are delivered to the designated place of delivery, Party A shall, within five working days, conduct on-site preliminary acceptance of the goods in accordance with the requirements of the tender documents, the commitments in the bid documents and regulations in applicable national standards or industry standards. If the appearance and user manual conform to requirements, Party A shall sign for the receipt. In case the goods supplied fail to conform to requirements or have any quality defects, Party A would not sign for the receipt of them and shall inform Party B to replace the goods. No delay or refusal of Party B would be accepted.

9.2 Before delivery, Party B shall conduct a comprehensive inspection for the products, and sort the acceptance documents and make a list for deliverables, which would be taken as the basis for the acceptance check and technical conditions for the use of Party A. The inspection results should be submitted to Party A along with the goods.

9.3 When Party A performs commissioning for the goods supplied by Party B before using, Party B shall take charge of installing the software and training operation personnel of Party A. Moreover, Party B shall assist Party A in the commissioning process. Party A would only initiate the final acceptance check after the services and software have conformed to the technical requirements.

9.4 At the time of acceptance check, Party B shall present at the site. Acceptance check result report should be prepared upon the completion of the acceptance check.

9.5 For goods with complicated technology, Party A shall engage a professional test agency recognized by the Country to participate in the acceptance check. The test agency shall issue a test report after the acceptance check. Relevant expenses incurred should be undertaken by Party A.

10. Liabilities for Breach of Contract

10.1 If Party A refuses receiving the goods without any reasonable grounds, Party A shall pay a liquidated damage at the amount equivalent with 5% of the total contract price.

10.2 If Party A delays the payment of any contract price or delays the payment formalities without any reasonable cause, Party A shall pay the liquidated damage at the amount equivalent with 0.05% of the overdue amount for each day delayed. However, delay caused by delay in the centralized payment of the treasury or delay caused by fault of Party B should not be deemed as overdue payment of Party A.

10.3 If Party B fails to pay the performance bond within specified time, Party A has the right to terminate the Contract.

10.4 In the event that Party B fails to deliver goods on time, Party B shall pay liquidated damage at the amount of 0.05% of the total amount of the delayed goods for each day delayed, which shall be deducted by Party A from the contract price. Party B would be deemed as breach of contract if it fails to deliver the goods for more than 10 working days after the due date specified in the Contract. In such cases, Party A has the right to terminate the Contract. If Party A terminates the Contract due to overdue delivery or other breaching behaviors of Party B, Party B shall pay a liquidated damage at the amount of 5% of the total contract price to Party A. In case the loss suffered by Party A is higher than the liquidated damage, Party B shall bear the compensation liabilities for the insufficient part.

10.5 If the variety, model, specification, technical parameters and quality of goods delivered by Party B fail to conform to provisions of the Contract and standards specified in the procurement documents, Party A has the right to reject the goods. If Party B agrees to replace the goods but delays in the delivery, Party A would handle according to provisions about delay in delivery. In case Party B refuses replacing goods, Party A has the right to terminate the Contract without the consent of Party A.

10.6 In the warranty period after the overall acceptance of the Project, Party B shall provide after-sales services in time. Party B shall arrive at the project site to resolve the problem within one hour after receiving a call from Party A. Party B shall solve the hardware and software faults within the time specified by Party A. Otherwise, a fine of 5,000 Yuan would be imposed for each time, which would be directly deducted from the quality guarantee deposit.

11. Handling of Force Majeure Events

11.1 In the term of the Contract, the performance period could be postponed if either party fails to perform the Contract due to the occurrence of any force majeure event. The period postponed should be same with the influencing period of the force majeure event.

11.2 After the occurrence of such event, the affecting party shall inform the other party immediately, and send certificate issued by relevant authorities.

11.3 If the force majeure event continues for more than 120 days, both parties shall make decision about whether to continue performing the Contract through friendly negotiation.

12. Litigation

12.1 All disputes arising from the performance of the Contract shall be settled through friendly negotiation. In case negotiation fails, either party could submit the dispute to the People’s Court at the signature place of the Contract. The signature place of the Contract is Dongxihu District, Wuhan, Hubei.

13. Effectiveness of the Contract and Miscellaneous

13.1 The Contract shall become effective after the signature of the legal representatives or authorized representatives and official seals of both parties.

13.2. In the performance process of the Contract, all amendments or supplements involving with the procurement fund or procurement contents should be submitted to the municipal finance authority for examination and approval. Moreover, both parties shall sign a supplementary agreement in written and submit it to Wuhan Dongxihu District Government Procurement Supervision and Management Office and Wuhan Dongxihu District Government Procurement Center for filing. After the completion of such procedure, the supplementary agreement signed by both parties would become an integral part of the Contract.

13.4 Any unmentioned affairs of the Contract should be implemented according relevant clauses in the Contract Law of the People’s Republic of China.

13.5 The Contract shall be made out in seven copies, all of which shall have same legal force. Party A and Party B shall keep three copies each, and the tender/bid center shall keep one copy. Any unmentioned affairs should be settled by both parties through negotiation.

Party A:	Party B: Zhuhai PowerBridge Technology Co., Ltd

(Seal)	(Seal)

Signature:	Signature:

Date of Signature: December 13, 2016	Date of Signature: December 13, 2016